Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-8	June 13, 2017

Corvus Gold Outlines Mother Lode Project Exploration and Resource Definition/Mine Development Plan

Historic Drilling Highlights:	D-445: 42.5m @ 3.92 g/t gold
ML-86: 48.8m @ 2.96 g/t gold
ML-338 73.2m @ 2.05 g/t gold
Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces its planned 2017 exploration and resource development program for the newly acquired Mother Lode project in Nevada, approximately 10 kilometres from the Company’s North Bullfrog project (Figure 1).  Corvus completed the purchase of 100% of the Mother Lode property with the issuance of 1,000,000 Corvus common shares (deal announced June 6, 2017, NR-17-6).

The 2017 Mother Lode work plan will focus on the preparation of a mineral resource estimation to comply with National Instrument 43-101 (“NI 43-101”) requirements (*historical estimate is 8.5Mt at an average grade of 1.6 g/t gold totaling 433,000 ozs of gold with the last significant exploration program occurring in the late 1980’s; past heap leach production included 34,000 ozs of gold at an average grade of 1.8 g/t).  The Mother Lode Project has areas of potential mill and heap leach grade mineralization within a low strip ratio, open pit configuration offering potential as a satellite operation for Corvus’ North Bullfrog project.

West Mother Lode Exploration Areas
Corvus Gold Mother Lode 100% Land Ownership
Road
Corvus Gold Office
INSET MAP
Beatty, NV
95
N
5 KM
Historic Mother Lode Pit
Main Mother Lode Exploration Area
N
1 KM

Figure 1 Map showing new Mother Lode Project location and property layout

* Quoted historical resource numbers are not NI 43-101 estimates

Corvus Gold Inc.	- 2 -	June 13, 2017
NR17-8 Continued

Jeff Pontius, President and CEO of Corvus said, “The Mother Lode project has potential as a large satellite operation for Corvus’ North Bullfrog project.  In reviewing the project data, a number of areas have emerged that outline large potential for mineralization which could allow for an expansion of the proposed milling operations at the North Bullfrog project.  The project has not been explored since the late 1980’s when gold was trading at $400/oz or below.  Additionally, the bulk of the past drilling on the project was vertical to depths of less than 200 metres and many times ended in mineralization.  The Mother Lode has a unique value add and synergy potential for Corvus’ North Bullfrog project.”

Mother Lode Exploration Potential

The Mother Lode project area hosts a relatively high-grade, open pit, mixed sulfide-oxide, deposit in both Tertiary volcanic-sedimentary rocks and Paleozoic sedimentary rocks.  The deposit has at least three shallow, north dipping, tabular zones of mineralization with higher grade (+2 g/t Au) core areas localized along major District scale, north trending structural zones.  In addition, the large tabular bodies reflect sympathetic low-angle structures to the basial Fluorspar Canyon Fault (“FCF”) which is a large regional listric, detachment related, structural zone extending for many tens of miles to the west.  In the area of the Mother Lode deposit the FCF rotates into a north-south structural zone which was key in the structural development of the rocks that host this large, high-grade deposit.

The key exploration targets on the Mother Lode project are (see Figure 2):

I.
The expansion of the main deposit’s high-grade zones.  The main deposit hosts a large high-grade core zone that is related to a major N-S trending structural zone that dislocates the large FCF.  This major fault intersection has created extensive fracturing and a highly favorable area for gold mineralization.  The core area is a couple hundred metres wide and could extend for several hundred metres to the north.  The historic vertical drilling poorly evaluated this high angle structural zone and follow-up angle drilling could enhance the zones already high-grades.

High-Grade Main Zone Target*
Drill Hole #	from (m)	to (m)	Interval (m)	Gold Grade (g/t)
ML-85	48.8	134.1	85.3	1.52
ML-86	68.6	117.3	48.8	2.96
ML-115	86.9	140.2	53.3	2.14
D-442	129.8	184.4	54.6	2.91
D-445	80.9	123.4	42.5	3.92
D-447	123.4	159.8	36.4	1.92
*Historical non-Corvus drill intercepts

II.
Exploring the FCF structure at depth below the existing shallow drilling.  The FCF has only been tested by (historical) drilling in a couple locations and those areas have returned encouraging results with the two holes ending in mineralization in the fault.  In addition, the lower plate, limestones and shales, which host substantial mineralization to the south have never been tested particularly below the large Mother Lode main deposit.

Corvus Gold Inc.	- 3 -	June 13, 2017
NR17-8 Continued

FCF Deep Targets*
Drill Hole #	from (m)	to (m)	Interval (m)	Gold Grade (g/t)
ML-234	141.7	182.9	41.1	1.61
D-467	182.9	225.4	42.5	1.05
*Historical non-Corvus drill intercepts

III.
The Western and Northern extensions of the existing deposit.  The current deposit is open to the north and west with the last holes drilled intersecting good grade mineralization over broad widths.  Additionally, other scout drilling to the north and west did not drill deep enough to intersect the mineralized zones from the south. This is an artifact of the prevailing exploration philosophy of the time which commonly limited drilling to less than 200 metres, vertical holes and not designed to actually test the target.

Western Expansion Targets*
Drill Hole #	from (m)	to (m)	Interval (m)	Gold Grade (g/t)
ML-120	112.8	178.3	65.5	1.31
ML-180	150.9	182.9	32.0	1.82
ML-182	123.4	173.7	50.3	1.89
ML-183	137.2	198.1	61.0	1.65
*Historical non-Corvus Gold drill intercepts Northern Extension Targets*
Drill Hole #	from (m)	to (m)	Interval (m)	Gold Grade (g/t)
ML-171	118.9	146.3	27.4	2.25
D-466	164.4	182.6	18.2	1.55
ML-338	261.2	334.4	73.2	2.05
*Historical non-Corvus drill intercepts

In addition to the three key target areas outlined above, the project has two other targets that will be addressed in 2017.  The first is a previously discovered deposit called the “Shear Zone” along the southwest edge of the property where mineralization extends down dip and along strike onto the Mother Lode property.  The second area is the northern projection of two large structural targets associated with the Daisy deposit to the west of Mother Lode. Corvus will be doing first pass scout drilling on these targets this year as well.

Corvus Gold Inc.	- 4 -	June 13, 2017
NR17-8 Continued

North Bullfrog Project
Daisy Trend Structural Targets
Northern Extension Target
Western Extension Target
Main High-Grade Zone
FCF Target

Figure 2.  View of Mother Lode property looking Northwest towards North Bullfrog; Exploration areas for initial phase of Mother Lode 2017 program.

Mother Lode Mine Development Plan

The Mother Lode mine development program will focus on three key initiatives:
1.
Mineral resource estimation in compliance with NI 43-101 for incorporation into a technical report as well as a Preliminary Economic Assessment (“PEA”) to be prepared in accordance with NI 43-101.  This program will be integrated with the exploration project to confirm the existing drill database as well as testing new and deeper targets.  The drilling plan is being developed in consultation with qualified persons (“QP”) who will be involved in the NI-43-101 study.

2.
Advancement of the preliminary metallurgical studies for both milling and heap leaching of the Mother Lode mineralization.  In addition, test work will also be conducted on the application of the Atmospheric Alkaline Oxidation (“AAO”) recovery enhancement method for both mill and heap leach material.  The AAO test work at the North Bullfrog project has returned encouraging results from similar types of mineralization as Mother Lode.  These metallurgical studies will be done in consultation with the QP’s to generate definitive results expected be incorporated into the planned PEA study.

3.
Mine permitting preparation will also be a focus with the initiation of long lead time initiative such as ground water, air and cultural surveys.  The goal will be to allow the integration of the Mother Lode resource into the North Bullfrog mine development plan as soon as possible to maximize its financial impact on the overall project.

The overall exploration and mine development program has already begun with surface mapping/sampling and metallurgical test work on the ore zones exposed in the existing open pit.  The drilling program is scheduled to begin in September with both Reverse Circular (“RC”) and Core programs.  The initial phase of the work is budgeted at approximately CAD $3 million.

Corvus Gold Inc.	- 5 -	June 13, 2017
NR17-8 Continued

The historic estimates for the Mother Lode property contained in this news release should not be relied upon.  These estimates are not NI 43-101 compliant.  While the Company considers these historical estimates to be relevant to investors as it may indicate the presence of mineralization, a qualified person for the Company has not done sufficient work to classify the historical estimates as current mineral resources as defined by NI 43-101 and the Company is not treating these historical estimates as a current mineral resource.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.  The Company also controls 65 federal unpatented mining claims on the Mother Lode project which totals 522 hectares, of which it owns 100%.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

Corvus Gold Inc.	- 6 -	June 13, 2017
NR17-8 Continued

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see “Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada” dated June 16, 2015 as amended and restated May 18, 2016 which is available under Corvus’ SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer
Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the expectations regarding preparation of reports; potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Corvus Gold Inc.	- 7 -	June 13, 2017
NR17-8 Continued

Cautionary Note Regarding References to Resources and Reserves

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on May 10, 2014 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”).  Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts.  The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.